Exhibit 15.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-212767 and Registration Statement No. 333-236753 on Form S-8 of our reports dated June 17, 2022 relating to the financial statements of Infosys Limited and the effectiveness of Infosys Limited's internal control over financial reporting appearing in the Annual Report on Form 20-F for the year ended March 31, 2022.

/s/Deloitte Haskins & Sells LLP

Bengaluru, India

June 17, 2022